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                                                                    EXHIBIT 99.2

     CONSENT OF FINANCIAL ADVISOR TO EMERGENCY PROFESSIONAL SERVICES, INC.

     We understand that our opinion will be filed with the Securities and Exchange Commission and distributed to Emergency Professional Services, Inc.'s ("EPS") shareholders as part of the Proxy Statement relating to the proposed merger of EPS Merger Corporation, Inc., a wholly owned subsidiary of MedPartners/Mullikin, Inc., into EPS (the "Merger"). We further understand that our opinion may be referred to in any filings with the Securities and Exchange Commission describing the Merger. We hereby consent to the foregoing uses of the opinion and to the reference to, and the use of, our name in connection therewith.

                                      /s/  CARLETON, MCCREARY, HOLMES & CO.
                                      ------------------------------------------
                                           Carleton, MCCreary, Holmes & Co.

Cleveland, Ohio
August 30, 1996